AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 2004
                                                     REGISTRATION NO. 333-120190
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _________________

                                 Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                _________________

                               UNIVERSAL AMERICAN
                                 FINANCIAL CORP.
             (Exact name of Registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)
                                   11-2580136
                     (I.R.S. Employer Identification Number)


                       SIX INTERNATIONAL DRIVE, SUITE 190
                               RYE BROOK, NY 10573
                                 (914) 934-5200
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               RICHARD A. BARASCH
                       UNIVERSAL AMERICAN FINANCIAL CORP.
                       SIX INTERNATIONAL DRIVE, SUITE 190
                               RYE BROOK, NY 10573
                                 (914) 934-5200
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   copies to:
                             RAPHAEL M. RUSSO, ESQ.
                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                           1285 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019
                                 (212) 373-3000
                                _________________

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: from time to time after this registration statement becomes effective.
                                _________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. -- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth those expenses to be incurred by Universal American Financial Corp. ("UAFC" or the "Corporation") in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee..................        $  25,264
Printing and engraving expenses................................        $  75,000
Accountant's fees and expenses.................................        $ 130,000
Legal fees and expenses........................................        $ 230,000
Miscellaneous expenses.........................................        $  34,736
                                                                       ---------
               TOTAL...........................................        $ 495,000
                                                                       =========


ITEM 15. -- INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorneys' fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he was such a director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose such director or officer reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the New York Business Corporation Law (the "NYBCL").

     As permitted by Section 722 and 723 of the NYBCL, Article 6 of the by-laws of UAFC requires it to indemnify to the greatest extent allowed by law, each of its directors, officers and employees and persons serving as an officer, director, employee or agent of another corporation at its request, against liability (whether by judgment or settlement) and reasonable expenses (including attorney's fees) necessarily incurred in defending any action or proceeding, brought or threatened against him, by reason of his service as such officer, director, employee or agent.

     UAFC's Certificate of Incorporation, as amended, supplements the indemnification rights of directors under its by-laws so that no director of UAFC shall be held personally liable to it or to its shareholders for damages for any breach of duty while acting as director, unless (a) it is found, by a judgment of a court of competent jurisdiction, or by other adjudication, (i) that said breach of duty, whether an act or omission, was committed in bad faith, or involved intentional misconduct or knowing violation of the law; (ii) that said director personally gained a financial profit or other advantage to which the director was not legally entitled; or (iii) that the director's acts violated Section 719 of the NYBCL; or (b) that the act or omission was committed before the adoption of such provision on October 16, 1988.


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

ITEM 16. -- EXHIBITS.

1.01*        Form of Underwriting Agreement.

3.01 Restated Certificate of Incorporation of Universal American Financial Corp. (incorporated by reference to Exhibit 3.1 to our Amendment No. 2 to the Registration Statement (File No. 333-62036) on Form S-3 filed on July 11, 2001).

3.02 Amendment No. 1 to the Restated Certificate of Incorporation of Universal American Financial Corp. (incorporated by reference to Form 10-Q (File No. 0-11321) for the quarter ended June 30, 2004, filed with the SEC on August 9, 2004).

3.03         Amended and Restated By-Laws of Universal American Financial Corp.
             (incorporated by reference to Exhibit A to Form 8-K (File No. 0-11321) dated August 13, 1999).

4.01**       Form of Senior Indenture.

4.02**       Form of Subordinated Indenture.

4.03*        Form of Depositary Receipt.

4.04*        Form of Depositary Agreement.

4.05*        Form of Warrant Agreement, including form of Warrant.

4.06***      Specimen Common Share Certificate.

4.07*        Specimen Preferred Share Certificate.

4.08*        Form of Purchase Contract Agreement.

5.01**       Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

10.01*** Amendment No. 1 to Universal American Financial Corp. 1998 Incentive Compensation Plan.

12.01** Statement Re: Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.01***     Consent of Ernst & Young LLP.

23.02** Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.01 hereto).

24.01*** Power of Attorney of certain officers and directors of Universal American Financial Corp.

25.01** Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Senior Trustee, as Trustee for the Senior Debt Securities.

25.02** Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Subordinated Trustee, as Trustee for the Subordinated Debt Securities.

--------------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

**   Filed herewith.

***  Previously filed.


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

ITEM 17. - UNDERTAKINGS.

     (a) Rule 415 Offering.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Acceleration of Effectiveness.

     Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question


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

whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Rule 430A Offering.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Qualification of Trust Indentures for Delayed Offerings.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.



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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Universal American Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye Brook, State of New York, on this 10th day of December, 2004.

                                       UNIVERSAL AMERICAN FINANCIAL CORP.


                                       By:  /s/ Richard A. Barasch
                                            ------------------------------------
                                            Richard A. Barasch
                                            Chairman of the Board, President and
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the following capacities on this 10th day of December, 2004.

             Signature                                      Title
             ---------                                      -----



/s/ Richard A. Barasch                        Chairman of the Board, President,
---------------------------------------       Chief Executive Officer and
          Richard A. Barasch                  Director (Principal Executive
                                              Officer



/s/ Robert A. Waegelein                       Executive Vice President and Chief
---------------------------------------       Financial Officer (Principal
          Robert A. Waegelein                 Financial Officer and
                                              Principal Accounting Officer)



                 *
---------------------------------------       Director
           Bradley E. Cooper



                 *
---------------------------------------       Director
           Mark M. Harmeling



                 *
---------------------------------------       Director
            Bertram Harnett



                 *
---------------------------------------       Director
              Linda Lamel

             Signature                                      Title
             ---------                                      -----



                 *
---------------------------------------       Director
             Eric Leathers



                 *
---------------------------------------       Director
         Patrick J. McLaughlin



                 *
---------------------------------------       Director
            Robert A. Spass



                 *
---------------------------------------       Director
              Robert F. Wright




* By:  /s/ Robert A. Waegelein
       --------------------------
       Name: Robert A. Waegelein
             Attorney-in-Fact

                                  EXHIBIT INDEX

1.01*        Form of Underwriting Agreement.

3.01 Restated Certificate of Incorporation of Universal American Financial Corp. (incorporated by reference to Exhibit 3.1 to our Amendment No. 2 to the Registration Statement (File No. 333-62036) on Form S-3 filed on July 11, 2001).

3.02 Amendment No. 1 to the Restated Certificate of Incorporation of Universal American Financial Corp. (incorporated by reference to Form 10-Q (File No. 0-11321) for the quarter ended June 30, 2004, filed with the SEC on August 9, 2004).

3.03         Amended and Restated By-Laws of Universal American Financial Corp.
             (incorporated by reference to Exhibit A to Form 8-K (File No. 0-11321) dated August 13, 1999).

4.01**       Form of Senior Indenture.

4.02**       Form of Subordinated Indenture.

4.03*        Form of Depositary Receipt.

4.04*        Form of Depositary Agreement.

4.05*        Form of Warrant Agreement, including form of Warrant.

4.06***      Specimen Common Share Certificate.

4.07*        Specimen Preferred Share Certificate.

4.08*        Form of Purchase Contract Agreement.

5.01**       Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

10.01*** Amendment No. 1 to Universal American Financial Corp. 1998 Incentive Compensation Plan.

12.01** Statement Re: Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.01***     Consent of Ernst & Young LLP.

23.02** Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.01 hereto).

24.01*** Power of Attorney of certain officers and directors of Universal American Financial Corp.

25.01** Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Senior Trustee, as Trustee for the Senior Debt Securities.

25.02** Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Subordinated Trustee, as Trustee for the Subordinated Debt Securities.

--------------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

**   Filed herewith.

***  Previously filed.

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